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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 3, 2005
                                                            -----------

                           Strategic Diagnostics Inc.
                 -----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)

         Delaware                     000-68440                  56-1581761
      ---------------              ----------------          -------------------
      (State or Other              (Commission File           (I.R.S. Employer
      Jurisdiction of                   Number)              Identification No.)
      Incorporation)

                111 Pencader Drive
                    Newark, DE                                     19702
--------------------------------------------------       -----------------------
     (Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (302) 456-6789
                                                           --------------

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

2005 Executive Compensation Plan

On April 27, 2005, the Compensation Committee of the Board of Directors (the "Board") of Strategic Diagnostics, Inc. (the "Company") approved the Company's 2005 Executive Compensation Plan (the "Plan") and the specific targets applicable to each of the eligible participants in the Plan.

Executive officers of the Company and certain other key employees (each a "Participant," and collectively, the "Participants") of the Company are eligible to participate in the Plan.

The Plan consists of two components: the Annual Incentive Plan ("AIP") and the Long-term Incentive Plan ("LTIP").

Pursuant to the AIP, each Participant is eligible to receive a cash bonus based on a percentage of such Participant's annual base salary (the "Bonus"), which percentage varies in accordance with the Participant's position with the Company (between 20% and 50% of a Participant's annual base salary for all Participants, except for the Company's CEO, for whom the Bonus is based on 75% of his annual base salary). Each Participant's eligibility to receive his or her applicable Bonus is based on two factors:

a) 80% of the Bonus is payable upon the Company achieving the targeted level of operating profit before taxes and Participants in the AIP may earn up to 200% of the portion of the Bonus based on this factor; and

b) 20% of the Bonus is payable upon the Participant achieving certain personal targets applicable to such Participant.

Pursuant to the LTIP, each Participant is eligible to receive restricted stock grants and/or stock options (the "Award"). Each Participant's eligibility to receive such Participant's applicable Award is based upon the Company achieving a targeted range of pre-tax earnings, up to an award valued at the target award set for the position. While the Plan sets forth performance criteria upon which the Awards may be granted, all such Awards will be granted pursuant to the Company's 2000 Stock Incentive Plan (or, if applicable, any successor plans approved by the stockholders of the Company).

LTIP grants earned in 2005 will be granted in early 2006, but will vest in three equal installments. The first third of the grant will vest on December 31, 2006 with the remaining installments vesting on December 31, 2007 and December 31, 2008.

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Director Compensation Arrangements

         On April 27, 2005, the Compensation Committee of the Board of the Company approved, effective May 1, 2005, the following compensation policies applicable to members of the Company's Board:

a) each individual who is first elected or appointed as a non-employee member of the Board at any time on or after April 27, 2005 shall automatically be granted, on the date of such initial election or appointment, a non-statutory option (the "Initial Option") to purchase $30,000 (or such other amount as the Compensation Committee may otherwise determine from time to time) worth of shares of the Company's common stock at an exercise price per share equal to the fair market value of shares of the Company's common stock on the date of grant.

b) each non-employee member of the Board shall receive an annual retainer in such amount as is determined to be appropriate by the Compensation Committee from time to time, which amounts shall be as follows for the Company's 2005 fiscal year:

         i) each non-employee member of the Board shall be paid an annual amount of $14,000;
         ii) in addition, the Chairman of the Board shall be paid an amount equal to $10,000;
         iii) in addition, the Chairman of the Audit Committee shall be paid an amount equal to $10,000;
         iv) in addition, each member of the Audit Committee shall be paid an amount equal to $4,000;
         v) in addition, the Chairman of the Compensation Committee shall be paid an amount equal to $4,000;
         vi) in addition, each non-employee Board member shall receive $500 for each validly constituted Board meeting such individual attends (within the meaning of the Company's Bylaws).

At least seventy-five percent (75%) of all annual Board compensation payable to members of the Board shall be paid in equity-based compensation in the form of either (i) a grant of such number of shares of restricted stock equal to the amount of the Board compensation payable in equity-based compensation divided by the fair market value of the Company's common stock on the date of grant, or
(ii) a grant of a non-statutory option to purchase such number of shares of the Company's common stock equal to the amount of the Board compensation payable in equity-based compensation divided by the fair market value of the Company's common stock on the date of grant at an exercise price per share equal to the fair market value of shares of the Company's common stock on the date of grant. Any such grant of equity-based compensation shall be subject to the terms and conditions of the Company's 2000 Stock Incentive Plan.

On the date of the Annual Meeting, each individual who is to continue to serve as a non-employee member of the Board shall automatically be granted a non-statutory option to purchase 8,000 shares of the Company's common stock (the "Annual Option Grant") (with such option award determined in the sole discretion of the Compensation Committee). The total annual Board compensation payable to



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each non-employee member of the Board shall be paid to such member at the end of the fiscal year for which service was provided in shares of restricted stock. Such shares of restricted stock shall vest in one installment upon the Board member's completion of 2 years of Board service from the date of issuance of such restricted stock or upon a Board member's retirement from the board.

Except as may be otherwise provided in the applicable option agreement, each Initial Option and each Annual Option Grant shall be immediately vested with respect to one-third of the underlying shares, and that the remaining unvested shares subject to such applicable option grant shall vest in 2 successive equal annual installments upon the completion of each year of service as a Board member over the 2-year period measured from the option grant date.

Each Initial Option and each Annual Option Grant shall remain exercisable for a period of 90 days following separation from service in the event that a member of the Board resigns prior to the end of his/her otherwise applicable term, and shall terminate immediately upon such member's termination from the Board for Cause (as defined in the 2000 Stock Incentive Plan). Notwithstanding the foregoing, in the event that a member of the Board resigns at the end of his or her term or resigns in connection with a Change of Control (as defined in the 2000 Stock Incentive Plan), the option grant shall remain exercisable for a period of 3 years following cessation of service as a Board member.

Any member of the Board who attends (within the meaning of the Company's Bylaws) less than 75% of the regularly scheduled meetings of the Board for a fiscal year shall forfeit 50% of the restricted stock that such Board member would otherwise be eligible to receive for such fiscal year.










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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        STRATEGIC DIAGNOSTICS INC.


                                        By: /s/Matthew H. Knight
                                            -------------------------
                                            Matthew H. Knight
                                            Chief Executive Officer


Dated: May 3, 2005